EXHIBIT 99.1

Harvard Bioscience Announces Fourth Quarter 2019 Financial Results

Substantially improves adjusted operating margins while taking actions to underpin 2020 profit and growth targets

HOLLISTON, Mass., Feb. 26, 2020 (GLOBE NEWSWIRE) -- Harvard Bioscience, Inc. (Nasdaq: HBIO) (the “Company”) today announced financial results for the three and twelve months ended December 31, 2019.

	4th Quarter 2019	FY 2019
Revenue	$31.0 million	$116.2 million
Operating Income (GAAP)	$1.6 million	$0.4 million
Adjusted Operating Income / Margin	$5.6 million, 18.1%	$14.9 million, 12.8%
Diluted EPS (GAAP)	$0.01	$(0.12)
Adjusted Diluted EPS	$0.08	$0.18

Jim Green, Chairman and CEO said, “We finished 2019 with the actions underpinning our 2020 targets and creation of a strong growth platform well under way.  Adjusted operating margin in the fourth quarter improved from 14% to 18%, with full year operating performance in-line with expectations.  We also launched a restructuring program in Q4 which will deliver annualized savings greater than $4.0 million, and importantly create room for reinvestment to drive top-line growth.”

Green continued, “Revenue in the fourth quarter was in-line with expectations.  Pre-Clinical product sales were down in the quarter due primarily to large, one-time Pharma purchases in the fourth quarter of the prior year, though we are excited to see a return to growth with our CRO customers.  Cellular and Molecular (CMT) product revenues were lower, though much was from planned product rationalization which positively impacted our profitability, and sales to European Academic customers improved after experiencing headwinds the first three quarters of 2019.”

Green concluded, “The board and the management team are changing the Company to create a strong profitable growth platform designed to unlock significant value for our shareholders.  We are excited for 2020 and fully expect to complete the turnaround and deliver the targets we set last September.  We expect low single digit revenue growth for the year.  Restructuring savings, higher margin product mix and improved operations are anticipated to underpin gross margin expansion by over 2 percentage points. We expect operating margins to improve well into the mid-teens.   Finally, we plan to continue to pay down our debt to below 3 times leverage by the end of the first half of 2020 while we explore refinancing existing debt to a lower interest rate.”

Fourth Quarter Reported Results

Revenue for the three months ended December 31, 2019 was $31.0 million, a decrease of 9%, or $2.9 million, compared to revenue of $33.9 million for the three months ended December 31, 2018.

Operating income for the three months ended December 31, 2019 was $1.6 million, a decrease of $0.1 million, compared to operating income of $1.7 million for the three months ended December 31, 2018. The operating income for the period included $1.6 million of costs associated with our turnaround including severance charges incurred under the restructuring program discussed below.

Adjusted operating income was $5.6 million for the three months ended December 31, 2019, an increase of 17%, or $0.8 million, compared to $4.8 million for the three months ended December 31, 2018. The increase in adjusted operating income was the result of ongoing operational cost reduction, more than offsetting the impact of lower revenue.

Diluted earnings per share were $0.01 for the three months ended December 31, 2019, compared to $0.08 per share for the same quarter in 2018.

Adjusted diluted earnings per share was $0.08 for the three months ended December 31, 2019, as compared to $0.07 for the three months ended December 31, 2018.

Please refer to Exhibit 4 below for a reconciliation of certain non-GAAP to GAAP financial measures, including revenue, gross profit, operating expenses, operating income and loss, net income and loss, and diluted earnings per share. As to our 2020 guidance referenced in this release, please refer to Exhibit 5 below for reconciliation of GAAP operating margin and adjusted operating margin. Please see “Use of Non-GAAP Financial Information” for additional information regarding our use of such adjusted financial information.

Balance Sheet and Cash Flow

As of December 31, 2019, total debt was $55.0 million compared to $62.4 million at December 31, 2018. Cash flow from operations for the year ended December 31, 2019 was $8.0 million compared to $2.9 million for the year ended December 31, 2018.

Restructuring Program

The Company committed to a restructuring program to support delivery of its strategic action plan communicated in September 2019.  The restructuring program began implementation in the fourth quarter of 2019, and includes consolidation of Connecticut manufacturing to Massachusetts, downsizing of operations in the United Kingdom and a reduction in force across the business representing greater than 10% of existing headcount.  A portion of the savings generated will be reinvested to drive profitable growth.

The restructuring program is expected to be completed by the end of 2020, with the majority of activities completed in the first half of 2020, delivering annualized run-rate savings of $4.0 to $5.0 million. The Company expects to incur costs associated with headcount reductions, program management and other transition costs required to affect the site consolidations and other business improvements totaling $4.0 million to $5.0 million. These costs will be excluded from adjusted operating income and diluted earnings per share.

Webcast and Conference Call Details

Harvard Bioscience will be hosting a conference call and webcast today at 8:00 am ET. You can access the live conference call by dialing the following phone numbers: toll-free 1 (800) 708-4540 or international (847) 619-6397 and referencing the conference ID# 49371225.

The conference call will be simultaneously webcast and can be accessed through the Harvard Bioscience website. A slide presentation that will be referenced during the webcast will be posted to our Investor Relations website shortly before the webcast begins. To listen to the webcast, log on to the webcast at: http://investor.harvardbioscience.com/ and click on the Earnings Call icon. The webcast will be available on the website through March 4, 2020.

Use of Non-GAAP Financial Information

In this press release, we have included non-GAAP financial information including adjusted revenue, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted diluted earnings per share. We believe that this non-GAAP financial information provides investors with an enhanced understanding of the underlying operations of the business. For the periods presented, these non-GAAP financial measures of revenue and income have excluded certain revenue and expenses and income primarily resulting from purchase accounting or events that we do not believe are related to the underlying operations of the business such as amortization of intangibles related to acquisitions, costs related to acquisition, disposition and integration initiatives, impairment charges, gains or losses from divestitures, severance and restructuring expenses, and stock-based compensation expense. They also exclude the tax impact of the reconciling items. This non-GAAP financial information approximates information used by our management to internally evaluate the operating results of the Company. Tabular reconciliations of our adjusted revenue, adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per diluted share for the three and twelve months ended December 31, 2019 and 2018 are included as exhibits below in this press release.

The non-GAAP financial information provided in this press release should be considered in addition to, not as a substitute for, the financial information provided and presented in accordance with GAAP and may be different than other companies’ non-GAAP financial information.

About Harvard Bioscience

Harvard Bioscience is a leading developer, manufacturer and seller of technologies, products and services that enable fundamental research, discovery, and pre-clinical testing for drug development. Our customers range from renowned academic institutions and government laboratories, to the world’s leading pharmaceutical, biotechnology and clinical research organizations. With operations in North America and Europe, we sell through a combination of direct and distribution channels to customers around the world.

For more information, please visit our website at www.harvardbioscience.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by our use of such words as "will," "guidance," "objectives," "optimistic," "potential," "future," "expects," "plans," "estimates," "continue," "drive," "strategy," "potential," "potentially," "growth," "long-term," "projects," "projected," "intends," "believes," "goals," "sees," "seek," "develop" "possible" "new," "emerging," "opportunity," "pursue" and similar expressions that do not relate to historical matters. Forward-looking statements in this press release or that may be made during our conference call may include, but are not limited to, statements or inferences about the Company's or management's beliefs or expectations, the Company's anticipated future revenues and earnings, the strength of the Company's market position and business model, industry outlook; the Company's business strategy, the positioning of the Company for growth, the market demand and opportunity for the Company's current products, or products it is developing or intends to develop, and the Company's plans, objectives and intentions that are not historical facts. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, including our Form 10-K for the year ended December 31, 2018, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein may cause the Company's actual results to differ materially from those in the forward-looking statements. The forward-looking statements in this press release are qualified by these risk factors. The Company's results may also be affected by factors of which the Company is not currently aware. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the federal securities laws to update and disclose material developments related to previously disclosed information.

For investor inquiries, please contact Michael A. Rossi, Chief Financial Officer at (508) 893-8999.

Press releases may be found on the Harvard Bioscience website.

Exhibit 1
HARVARD BIOSCIENCE, INC.
Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenues	$116,176	$33,858	$116,176	$120,774
Cost of revenues	51,854	15,118	51,854	57,593
Gross profit	64,322	18,740	64,322	63,181

Sales and marketing expenses	23,264	6,467	23,264	24,443
General and administrative expenses	22,760	6,085	22,760	21,382
Research and development expenses	10,715	3,045	10,715	10,988
Amortization of intangible assets	5,746	1,401	5,746	5,384
Impairment charges	1,460	-	1,460	-
Total operating expenses	63,945	16,998	63,945	62,197

Operating income	377	1,742	377	984

Other expense:
Foreign exchange	(104)	176	(104)	148
Interest expense, net	(5,410)	(1,532)	(5,410)	(5,367)
Other expense, net	(365)	(341)	(365)	(3,740)
Other expense, net	(5,879)	(1,697)	(5,879)	(8,959)

Income (loss) from continuing operations before income taxes	(5,502)	45	(5,502)	(7,975)
Income tax benefit	(815)	(3,260)	(815)	(3,676)
Income (loss) from continuing operations	(4,687)	3,305	(4,687)	(4,299)
Discontinued operations
Income from discontinued operations	-	-	-	936
Income tax benefit	-	442	-	(441)
Income from discontinued operations, net of tax	-	(442)	-	1,377
Net income (loss)	$(4,687)	$2,863	$(4,687)	$(2,922)

Earnings (Loss) per common share:
Basic earnings (loss) per common share from continuing operations	$(0.12)	$0.09	$(0.12)	$(0.12)
Discontinued operations	-	(0.01)	-	0.04
Basic earnings (loss) per common share	$(0.12)	$0.08	$(0.12)	$(0.08)

Diluted earnings (loss) per common share from continuing operations	$(0.12)	$0.09	$(0.12)	$(0.12)
Discontinued operations	-	(0.01)	-	0.04
Diluted earnings (loss) per common share	$(0.12)	$0.08	$(0.12)	$(0.08)

Weighted average common shares:
Basic	38,068	37,295	37,814	36,453

Diluted	39,070	37,918	37,814	36,453

Exhibit 2
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Balance Sheet Information
(unaudited, in thousands)

	December 31,	December 31,
	2019	2018

Assets
Cash and cash equivalents	$8,335	$8,173
Accounts receivables	20,704	21,463
Inventories	22,061	25,087
Other current assets	2,472	3,109
Total current assets	53,572	57,832
Property, plant and equipment	4,776	5,898
Goodwill and other intangibles	95,786	103,068
Other assets	10,736	1,815
Total assets	$164,870	$168,613

Liabilities and Stockholders' Equity
Current portion, long-term debt	$6,900	$5,982
Other current liabilities	18,412	19,507
Total current liabilities	25,312	25,489
Long-term debt	46,917	54,813
Other long-term liabilities	10,947	5,587
Stockholders’ equity	81,694	82,724
Total liabilities and stockholders’ equity	$164,870	$168,613

Exhibit 3
HARVARD BIOSCIENCE, INC.
Condensed Consolidated Cash Flow Information
(unaudited, in thousands)

	Year Ended
	December 31,
	2019	2018

Cash flows from operating activities:
Net cash provided by operating activities	$8,047	$2,884

Cash flows from investing activities:
Additions to property, plant and equipment	(1,216)	(986)
Acquisitions, net of cash acquired	-	(68,548)
Dispositions, net of cash sold	1,002	15,754
Other investing activities	(15)	(16)
Net cash provided by (used in) investing activities	(229)	(53,796)

Cash flows from financing activities:
Proceeds from issuance of debt	4,300	70,700
Repayments of debt	(11,703)	(20,198)
Other financing activities	(223)	2,551
Net cash provided by (used in) financing activities	(7,626)	53,053

Effect of exchange rate changes on cash	(30)	299
Increase in cash and cash equivalents	162	2,440
Cash and cash equivalents at the beginning of period	8,173	5,733
Cash and cash equivalents at the end of period	$8,335	$8,173

Exhibit 4
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures (unaudited)
(in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

GAAP revenue	$30,972	$33,858	$116,176	$120,774
Denville revenue reported within discontinued operations	-	-	-	893
Deferred revenue valuation adjustments on acquisition	-	77	26	284
Adjusted revenue	$30,972	$33,935	$116,202	$121,951

GAAP gross profit	$17,234	$18,740	$64,322	$63,181
Stock-based compensation expense	9	20	45	65
Severance, restructuring and acquisition costs	45	40	366	82
Non-cash expense - acquisition accounting	20	277	117	4,300
Denville operations	-	-	-	360
Adjusted gross profit	$17,308	$19,077	$64,850	$67,988

GAAP gross profit % of revenue	55.6%	55.3%	55.4%	52.3%

Adjusted gross profit % of revenue	55.9%	56.2%	55.8%	55.7%

GAAP operating expenses	$15,600	$16,998	$63,945	$62,197
Stock-based compensation expense	(832)	(792)	(2,985)	(2,829)
Severance, restructuring and acquisition costs	(1,506)	(86)	(3,577)	(690)
Intangible assets amortization and impairments	(1,517)	(1,401)	(7,207)	(5,384)
Non-cash expense - acquisition accounting	(38)	(419)	(179)	(419)
Denville adjusted operating expense	-	-	-	343
Adjusted operating expenses	$11,707	$14,300	$49,997	$53,218

GAAP operating income	$1,634	$1,742	$377	$984
Stock-based compensation expense	841	812	3,030	2,894
Severance, restructuring and acquisition costs	1,551	127	3,943	772
Intangible assets amortization and impairments	1,517	1,401	7,207	5,385
Non-cash expense - acquisition accounting	58	696	296	4,719
Denville adjusted operating income	-	-	-	17
Adjusted operating income	$5,601	$4,778	$14,853	$14,771

GAAP operating income % of revenue	5.3%	5.1%	0.3%	0.8%

Adjusted operating income % of revenue	18.1%	14.1%	12.8%	12.1%

GAAP net income (loss)	$550	$2,863	$(4,687)	$(2,922)
Stock-based compensation expense	841	812	3,030	2,894
Severance, restructuring and acquisition costs	1,551	374	3,943	4,066
Intangible assets amortization and impairments	1,517	1,401	7,207	5,384
Non-cash expense - acquisition accounting	58	696	296	4,719
Denville adjusted operating income (A)	-	-	-	(920)
Income taxes (B)	(1,472)	(3,380)	(2,766)	(5,861)
Adjusted net income	$3,045	$2,766	$7,023	$7,360

GAAP diluted earnings (loss) per common share	$0.01	$0.08	$(0.12)	$(0.08)
Adjusted items after tax per share assuming dilution	0.07	(0.01)	0.30	0.28
Adjusted diluted earnings per common share	$0.08	$0.07	$0.18	$0.20

(A) For the year ended December 31, 2018, the non-GAAP adjustments reported in discontinued operations related to the sale of Denville included a $1,251 gain on sale, $49 in amortization of intangible assets, $132 in disposition costs, and $150 in stock-based compensation expense.
(B) Income taxes includes the tax effect of adjusting for the reconciling items using the calculated effective tax rate, including the post-2017 impact of tax reform in the jurisdictions in which the reconciling items arise.

Exhibit 5
HARVARD BIOSCIENCE, INC.
Reconciliation of GAAP Measures to Non-GAAP Guidance for 2020
(unaudited)

Projected GAAP operating income % of revenue (A)	4% - 5%

Adjustments:

Stock-based compensation expense	3%

Severance, restructuring, and acquisition costs	3%

Intangible assets amortization and impairments	5%

Projected adjusted operating income % of revenue (A)	15% - 16%

(A) This guidance excludes, among other things, the impact of future acquisitions or acquisition-related costs.